UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 24, 2006
Electro-Optical Sciences, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-125517	13-3986004
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3 West Main Street, Suite 201,
Irvington, New York	10533
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (914) 591-3783
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement
Item 5.02 — Resignation of Chief Financial Officer; Appointment of Chief Financial Officer
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: RESIGNATION AGREEMENT
EX-10.2: EMPLOYMENT OFFER LETTER
EX-99.1: PRESS RELEASE

Item 1.01 — Entry into a Material Definitive Agreement
Steinhart Offer Letter
          Richard I. Steinhart has been appointed to the position of Vice President, Finance, Chief Financial Officer and Treasurer, effective as of April 24, 2006.
          The Registrant has employed Mr. Steinhart pursuant to an employment offer letter (the “Offer Letter”) pursuant to which, among other things, Mr. Steinhart will be an “at-will” employee. Mr. Steinhart will be paid an annual base salary of $195,000. In addition, if (a) Mr. Steinhart’s employment is terminated for any reason, other than for cause (as defined in the Offer Letter), and (b) Mr. Steinhart’s executes the Registrant’s form of separation and release agreement, then Mr. Steinhart will receive severance pay of up to six (6) months of his base salary, less standard deductions and withholdings. Mr. Steinhart has also been granted, pursuant to the Registrant’s 2005 Stock Incentive Plan, an option to purchase up to 100,000 shares of the Registrant’s Common Stock at an exercise price per share equal to the closing price of the Registrant’s Common Stock on the date of such grant. The option vests in part based on time and in part based on the attainment of milestones, as more specifically set forth in the Offer Letter. Vesting is subject to acceleration if Mr. Steinhart’s employment is terminated by the Registrant for any reason other than for cause (as defined in the Offer Letter).
Krumeich Resignation Agreement
          Karen Krumeich resigned as Vice President, Finance, Chief Financial Officer and Treasurer of the Registrant, effective as of April 24, 2006. In connection with Ms. Krumeich’s resignation, Registrant entered into a letter agreement dated April 24, 2006 regarding the terms of her resignation (the “Resignation Agreement”).
          Pursuant to the Resignation Agreement, Ms. Krumeich (i) will receive a severance payment in the total amount of $82,500, which is to be paid in accordance with the Registrant’s payroll practices, and (ii) will be reimbursed for the cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 (as amended, “COBRA”) until October 24, 2006, if she elects COBRA coverage. Ms. Krumeich is entitled to exercise the stock option to purchase up to 60,000 shares of the Registrant’s Common Stock previously granted to her pursuant to the Registrant’s 2003 Stock Incentive Plan for a period of ninety days following April 24, 2006. The Resignation Agreement contains a general release from Ms. Krumeich, the effectiveness of which is subject to statutory review and revocation periods. No severance payments or other benefits will be paid pursuant to the Resignation Agreement until the statutory revocation period is passed. In addition, the Resignation Agreement contains certain mutual non-disparagement covenants.
Item 5.02 — Resignation of Chief Financial Officer; Appointment of Chief Financial Officer
(b)	As discussed above in Item 1.01, Karen Krumeich resigned as Vice President, Finance, Chief Financial Officer and Treasurer of the Registrant, effective as of April 24, 2006.

(c)	As discussed above in Item 1.01, Richard I. Steinhart has been appointed to the position of Vice President, Finance, Chief Financial Officer and Treasurer, effective as of April 24, 2006.

Mr. Steinhart joins the Registrant from Forest St. Capital/SAE Ventures where he served since 1992 as Managing Director of this boutique investment firm focused on healthcare and technology companies. From May 1991 to May 1992, Mr. Steinhart was Vice President and Chief Financial Officer of Emisphere Technologies Inc. a publicly held biopharmaceutical company. From 1985-1991 he served as General Partner and Chief Financial Officer of CW Group Inc., a venture capital partnership focused on medical technology and biopharmaceutical companies. Mr. Steinhart began his career at Price Waterhouse, now known as PricewaterhouseCoopers. Mr. Steinhart is 49 years old.

Mr. Steinhart is a Certified Public Accountant and holds a Masters of Business Administration degree from Pace University.

The Registrant has furnished the press release announcing the appointment of Mr. Steinhart as the Registrant’s new Chief Financial Officer and the resignation of Ms. Krumeich as the Registrant’s Chief Financial Officer as Exhibit 99.1 to this Form 8-K. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 — Financial Statements and Exhibits
(b)	Exhibits.

Exhibit
Number	Description
10.1	Resignation Agreement, dated April 24, 2006, between the Registrant and Karen Krumeich

10.2	Employment Offer Letter, dated April 24, 2006, between the Registrant and Richard I. Steinhart

99.1	Press Release of the Registrant dated April 27, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Electro-Optical Sciences, Inc.
Date: April 27, 2006
	By:	/s/ Joseph V. Gulfo
President & Chief Executive Officer
(Principal Executive Officer)

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EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Resignation Agreement, dated April 24, 2006, between the Registrant and Karen Krumeich

10.2	Employment Offer Letter between the Registrant and Richard I. Steinhart dated of April 24, 2006.

99.1	Press Release of the Registrant dated April 27, 2006

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